SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934



                         Date of Report: August 17, 2004

                Date of earliest event reported: August 13, 2004



                          MAINE & MARITIMES CORPORATION

             (Exact name of registrant as specified in its charter)



                                      Maine

                         (State or other jurisdiction of

                         incorporation or organization)


                                   333-103749

                              (Commission File No.)


                                   30-0155348

                      (I.R.S. Employer Identification No.)


                   209 State Street, Presque Isle, Maine 04769

               (Address of principal executive offices) (Zip Code)


                   Registrant's telephone number: 207-760-2499


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Maine & Maritimes Corporation


Item 5. Other Events.


Maine & Maritimes Corporation Invests in Atlantic Canadian Real Estate

    PRESQUE ISLE, Maine--(BUSINESS WIRE)--Aug. 17, 2004--(AMEX:MAM):
Maine & Maritimes Corporation's (MAM's) Canadian subsidiary, Maricor Properties Ltd, announced today that it has completed a transaction to acquire its first multi-tenant office complex in Moncton, New Brunswick. Maricor Properties is the real estate development and investment subsidiary of MAM focused on sustainable real estate redevelopment and development within Atlantic Canada.
    According to J. Nick Bayne, President and CEO of Maine & Maritimes Corporation, "After months of evaluating numerous potential projects for our first real estate redevelopment project, we're excited to have found what we believe to be an excellent beginning project to reflect the values we bring to the market. We strongly believe that both significant needs and opportunities exist within Atlantic Canada for real estate redevelopment within downtown redevelopment districts, helping to control urban sprawl and revitalize vital urban districts. Our investment in the 77 Vaughan Harvey facility in Moncton, New Brunswick, an approximate $2 million ($US) investment and redevelopment project, allows us to make a solid investment on behalf of our shareholders, leverage the sustainable engineering services of our Eastcan Division of Maricor Ltd headquartered in Moncton, and to invest in a city that we believe has great long-term potential. Through our redesign of the facility and our sustainable lifecycle asset management capabilities, we intend to create a renewed and prestigious office environment that we hope will serve as an additional economic development asset for Moncton."
    "Beyond our first Moncton real estate investment, we are quite pleased to have structured a key relationship with Ashford Investments of Moncton. As a regional real estate development and facilities management firm, its local market knowledge and facilities management skills match our strategy and capabilities exceptionally well. We believe this relationship and our combined capabilities will serve both our shareholders and the Atlantic Canada target market well."
    Redevelopment work will begin immediately, with an October 1, 2004, target date for the first new tenants to relocate to the facility, which will become known as The Maricor Building. In addition to other tenants, the Eastcan Division of Maricor Ltd will relocate its regional headquarters to the facility.
    On July 16, 2004, Ashford Investments Inc. ("Ashford"), a Moncton, New Brunswick headquartered real estate development and management company, assigned all its rights and responsibilities in connection with the purchase of a mid-rise, multi-tenant office complex located at 77 Vaughan Harvey Boulevard in the downtown area of Moncton, New Brunswick, Canada (the "Vaughan Harvey Property") from Sun Life Assurance Company of Canada ("Sun Life") to Maricor Properties Ltd. On July 7, 2004, Sun Life, mortgagor of the Vaughan Harvey Property, previously filed and gave public notice of its intent to sell the Vaughan Harvey Property unless the mortgage, principal and interest together with costs of the power of sale were paid by 11:00 a.m. on Friday, August 13, 2004. The "Notice of Private Sale" under the "Power of Sale Under Mortgage" filed by Sun Life was predicated upon (1) a written "Agreement of Purchase and Sale" accepted by Sun Life from Ashford Investments on July 1, 2004; (2) the contractual provisions pursuant to the Mortgage; and (3) Section 44 of the New Brunswick Property Act, R.S.N.B. 1973,c P-19. On July 24, 2004, Maricor Properties Ltd and Ashford entered into a confirmation of full assignment of the "Agreement of Purchase and Sale" with Sun Life, completing the July 16, 2004, assignment of Ashford's rights and obligations in connection with the purchase of the Vaughan Harvey Property to Maricor Properties Ltd.
    On August 13, 2004, Maricor Properties Ltd completed the acquisition of the Vaughan Harvey Property from Sun Life. The multi-tenant facility will become the headquarters for the Eastcan Division of Maricor Ltd, a subsidiary of The Maricor Group, a Maine & Maritimes Corporation subsidiary. Maricor Properties Ltd will undertake significant renovations of the mid-rise office complex, particularly related to mechanical and electrical systems, as well as certain exterior renovations. Mechanical and electrical engineering services in connection with the anticipated renovations will be provided by the Eastcan Division of Maricor Ltd.

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    In connection with the Maricor Properties Ltd's acquisition of the
Vaughan Harvey Property, a Letter of Intent was entered into on July
1, 2004, between MAM and Ashford DG Holdings Ltd ("Ashford DG"), the parent company of Ashford, that set forth the general terms and conditions of the Vaughan Harvey Property acquisition and the establishment of a strategic business relationship between MAM and Ashford DG and certain of its subsidiaries (the "Ashford Group"). The agreement establishes among other things:

    -- An agreement by Ashford to sell to Maricor Properties Ltd a small parcel of property adjoining the Vaughan Harvey
        Property;

    -- That, subject to the execution of a mutually acceptable management agreement, that Ashford Properties Inc., a subsidiary of Ashford, will serve as the exclusive agent for the management and leasing of the Vaughan Harvey Property;

    -- The granting of certain rights of first refusal from the Ashford Group to MAM or Maricor Properties Ltd in connection with certain assets of the Ashford Group;

    -- The granting of certain reciprocal rights of first refusal between Maricor Properties Ltd and the Ashford Group in connection with real estate assets and development projects to be identified or proposed in the future;

    -- The granting of economic participation by the Ashford Group in the Vaughan Harvey Property in the event of a sale or after a period of ten years; and

    -- An agreement that the Ashford Group will have the right to economic participation in additional building assets that may be developed on the Vaughan Harvey Property.

    Maricor Properties Ltd is a Nova Scotia, Canada headquartered real estate development and investment company and a subsidiary of Maine & Maritimes Corporation. Its primary market focus is Atlantic Canada, particularly focusing on commercial facility and leisure real estate assets in urban redevelopment districts, historic districts, and coastal regions, as well as public facility infrastructure projects. It maintains a commitment to sustainable redevelopment and development, working to balance energy, economic and environmental values. Maricor Properties Ltd is the parent company of Mecel Properties Ltd, which owns the Halifax, Nova Scotia office facility in which the Morris & Richard Division of Maricor Ltd is housed.
    Maricor Ltd is the Canadian subsidiary of The Maricor Group. The Maricor Group, a subsidiary of Maine & Maritimes Corporation, is a facility engineering and development company. Its vision is to serve as a leading creator, developer, and integrator of energy efficiency and asset renewal solutions in support of economic and environmental sustainability. Its range of facility engineering and development services are built on sustainable lifecycle management principles. By combining professional know-how and proven technology with an approach tailored to clients' needs, it works to improve facilities' energy efficiency and environmental performance, while reducing facility lifecycle costs.
    Maine & Maritimes Corporation is the parent company of Maine Public Service Company, a regulated electric transmission and distribution utility. MAM is also the parent company of The Maricor Group, its Canadian subsidiary, Maricor Ltd, and its US subsidiary RES Engineering, Inc., both engineering, asset development and lifecycle asset management services companies; Maricor Properties Ltd, a Canadian real estate development and investment company, and its Canadian subsidiary Mecel Properties Ltd. MAM's headquarters is in Presque Isle, Maine and its subsidiaries maintain offices in Moncton and Saint John, New Brunswick, Canada; Halifax, Nova Scotia, Canada; Hudson and Boston, Massachusetts, and Portland, Maine. MAM's corporate website is www.maineandmaritimes.com.

    Cautionary Statement Regarding Forward-Looking Information

    NOTE: This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Although Maine & Maritimes Corporation ("MAM") believes that in making such statements, its expectations are based on reasonable assumptions, any such statement involves uncertainties and risks. MAM cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of MAM; accordingly, there can be no assurance that such indicated results or events will be realized.
    The information herein is qualified in its entirety by reference to factors contained in the Forward-Looking Statement of the Management's Discussion and Analysis of Financial Condition and Results of Operation in Maine & Maritimes Corporation's Form 10-K for the year ended December 31, 2003, and subsequent securities filings, as well as, but not necessarily limited to the following factors: the impact of recent and future federal and state regulatory changes in environmental and other laws and regulations to which MAM and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation; interest rates; general economic conditions; the performance of projects undertaken by unregulated businesses; the success of efforts to invest in and develop new opportunities; internal restructuring or other restructuring options that may be pursued by MAM or its subsidiaries, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to MAM or its subsidiaries; financial market conditions; the effects of terrorist incidents; weather; the timing and acceptance of new product and service offerings; general industry trends; changes in business strategy and development plans; capital market conditions and the ability to raise capital; competition; and rating agency actions, among others.

    CONTACT: Maine & Maritimes Corporation
             Annette Arribas, 207-760-2402
             Email: aaribas@maineandmaritimes.com


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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


MAINE & MARITIMES CORPORATION

Date:  August 17, 2004

By:    /s/ Kurt A. Tornquist
       ---------------------

       Kurt A. Tornquist
       Senior Vice President, Chief Financial Officer and Treasurer